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                                INDEX TO EXHIBITS



        EXHIBIT           DESCRIPTION OF EXHIBIT
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        99.1              Press Release issued March 24, 2005.




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                                  EXHIBIT 99.1

                                  NEWS RELEASE

FOR IMMEDIATE RELEASE                                             March 24, 2005

HOUSTON, TEXAS - BLUE DOLPHIN ENERGY COMPANY (NASDAQ SYMBOL: BDCO)

BLUE DOLPHIN ENERGY COMPANY REPORTS FOURTH QUARTER AND YEAR END RESULTS

Blue Dolphin Energy Company reported a net loss of $616,827 on revenues of $475,341 for the quarter ended December 31, 2004, compared to a net loss of $850,378 on revenues of $531,838 for the quarter ended December 31, 2003. Fourth quarter 2004 results include a non-cash compensation expense of approximately $617,000 associated with warrants issued to certain of the Company's Directors. The decrease in 4th quarter revenues was primarily due to lower oil and gas sales of approximately $267,000, offset in part by higher pipeline transportation revenues of approximately $210,000 due primarily to an increase in gas transportation rates negotiated on the Blue Dolphin Pipeline system.

                                           (In thousands, except per share amounts)

                                                 Quarter Ended
                                                 December 31,
                                                 --------------              Net Change
                                              2004             2003         2004 vs 2003
                                            -------          -------        ------------
         Revenues                           $   475          $   532          $    (57)
         Net loss                           $  (617)         $  (850)         $    233
         Net loss per common share
              Basic                         $ (0.09)         $ (0.13)         $   0.04
              Diluted                       $ (0.09)         $ (0.13)         $   0.04



For the year ended December 31, 2004, the Company reported a net loss of $2,500,334 on revenues of $1,435,646, compared to a net loss of $793,058 on revenues of $2,516,814 for the year ended December 31, 2003. The decrease in year end 2004 results compared to 2003 results was due to lower oil and gas sales revenues of approximately $1,186,000, non-cash compensation expense of approximately $818,000 primarily associated with the issuance of warrants to certain of the Company's Directors, and the incurrence of expenses of approximately $320,000 associated with financing transactions.

                                            (In thousands, except per share amounts)

                                                  Year Ended
                                                 December 31,
                                                 ------------                Net Change
                                              2004             2003         2004 vs 2003
                                            --------        --------        ------------
         Revenues                           $  1,436        $  2,517          $ (1,081)
         Net loss                           $ (2,500)       $   (793)         $ (1,707)
         Net loss per common share
              Basic                         $  (0.37)       $  (0.12)         $  (0.25)
              Diluted                       $  (0.37)       $  (0.12)         $  (0.25)


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The Company also announced that the audit report on its financial statements for the year ended December 31, 2004, to be filed on March 25, 2005 with the Securities and Exchange Commission in the Company's Annual Report on Form
10-KSB, was modified for a going concern uncertainty by its independent auditors. This announcement is made in compliance with the new Nasdaq Rule 4350
(b), which requires separate disclosure of receipt of an audit opinion that contains a going concern modification. This does not reflect any change or amendment to the financial statements being filed on March 25, 2005. There was no change to the auditor's opinion from prior years' audits.

The Company's plans for 2005 to address the going concern issue and associated risks are described further in the Management's Discussion and Analysis section of the Form 10-KSB, in Note 2 to the 2004 financial statements and elsewhere in the Form 10-KSB. For additional information, please refer to the filings made by the Company with the Securities and Exchange Commission.

There are currently 6,863,689 shares of common stock issued and outstanding.

BLUE DOLPHIN ENERGY COMPANY is engaged in the gathering and transportation of natural gas and condensate. Questions should be directed to G. Brian Lloyd, Vice President, Treasurer, at the Company's offices in Houston, Texas, 713-227-7660. For further information see our Home Page at http://www.blue-dolphin.com.

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are "forward-looking" statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The words "expect", "plan", "believe", "anticipate", "project", "estimate", and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to industry conditions, prices of crude oil and natural gas, regulatory changes, general economic conditions, interest rates, competition, and other factors. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.